UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2010
THERMADYNE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13023	74-2482571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri	63017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 728-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, on November 19, 2009, Thermadyne Holdings Corporation (the “Company”) provided to John Boisvert, Executive Vice President, Engineering & Technology, of the Company, written notice of its election not to renew his Second Amended and Restated Executive Employment Agreement, dated as of January 1, 2004, as amended (the “Employment Agreement”). On March 12, 2010, the employment of Mr. Boisvert terminated upon the expiration of the Employment Agreement. On and effective as of March 12, 2010, the Company and Mr. Boisvert entered into a Severance Agreement and Release (the “Severance Agreement”). Pursuant to the Severance Agreement, among other things, the Company will continue to provide Mr. Boisvert with his base salary as of January 1, 2009 of $280,000, along with certain benefits, for a twelve (12) month period ending March 12, 2011, subject to reduction by amounts Mr. Boisvert receives from any new employer as compensation or benefits during such period. Mr. Boisvert is entitled to an additional one-time payment of $14,000, as well as an extension of the exercise period for stock options vested as of March 12, 2010 for a period of 180 days after such date. Mr. Boisvert also has ongoing confidentiality, non-competition and non-solicitation obligations in accordance with the terms of the Severance Agreement. The Severance Agreement also provides for a release by Mr. Boisvert of the Company from all potential liability for claims arising out of his employment with the Company.
Mr. Boisvert signed the Severance Agreement on March 12, 2010; however, Mr. Boisvert may revoke his acceptance within seven calendar days of signing it.
The Severance Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing summary of the terms of the Severance Agreement is qualified in its entirety by reference to Exhibit 10.1.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective March 9, 2010, the Board of Directors of the Company, acting upon the recommendation of its Nominating and Corporate Governance Committee, amended and restated the Company’s Bylaws to (i) clarify the voting standard for the election of directors and (ii) add the office and the associated powers and duties of president. Prior to the amendment, the Company’s bylaws provided generally that the vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote and present, in person or by proxy, was required for any stockholder action, unless otherwise required by law or the Company’s Certificate of Incorporation or Bylaws. The amendment clarifies that the plurality voting standard under Section 216 of the General Corporation Law of Delaware applies in the election of directors of the Company. Also prior to the amendment, the office of president had been removed from the Bylaws when the office of chief executive officer was added. The amendment reinstates the office of president and delineates the duties and powers of that office in light of the other offices of the Company, including chief executive officer.
The foregoing description of the amendment and restatement of the Company’s Bylaws is qualified in its entirety by the text of the amended and restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Thermadyne Holdings Corporation, effective March 9, 2010.

10.1	Severance Agreement and Release by and between John Boisvert and Thermadyne Holdings Corporation dated effective March 12, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 15, 2010

THERMADYNE HOLDINGS CORPORATION
By:	/s/ Steven A. Schumm
	Name:	Steven A. Schumm
	Title:	Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Thermadyne Holdings Corporation, effective March 9, 2010.

10.1	Severance Agreement and Release by and between John Boisvert and Thermadyne Holdings Corporation dated effective March 12, 2010.

5